                                                                     Exhibit 1.1
                           ICON FITNESS CORPORATION
                         14% SERIES A SENIOR DISCOUNT
                                NOTES DUE 2006

                              PURCHASE AGREEMENT
                              ------------------

                                                               November 15, 1996

DONALDSON, LUFKIN & JENRETTE
SECURITIES CORPORATION
    277 Park Avenue
    New York, New York  10172

Ladies & Gentlemen:

          Icon Fitness Corporation, a Delaware corporation (the "Company")
                                                                 -------
agrees with you as follows:

          1.   Issuance of Securities. The Company proposes to issue and sell to
               ----------------------
Donaldson, Lufkin & Jenrette Securities Corporation (the "Purchaser") an
                                                          ---------
aggregate of $162,000,000 principal amount of 14% Series A Senior Discount Notes due 2006 (the "Series A Notes" or the "Securities"). The Series A Notes are to
               --------------          ----------
be issued pursuant to an indenture (the "Note Indenture") to be dated as of
                                         --------------
November 15, 1996 between the Company and Fleet National Bank, as trustee (the "Trustee").
 -------

          Capitalized terms used but not defined herein shall have the meanings given to such terms in the Note Indenture.

          The Series A Notes will be offered and sold to you pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Act"). The Company has prepared a preliminary offering memorandum, dated November 12, 1996 (the "Preliminary Offering Memorandum"),
                                           -------------------------------
and a final offering memorandum, dated November 15, 1996 (the "Offering Memorandum"), relating to the Company and the Series A Notes.

          Upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, the Series A Notes (and all securities issued in exchange therefor or in substitution thereof) shall bear the following legend:

     "THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE ISSUERS THAT (A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) TO A PERSON

     WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144, OR IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL IF THE COMPANY SO REQUESTS), (b) TO THE COMPANY, (c) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (d) TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 UNDER THE SECURITIES ACT, AND (2) IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER FROM IT OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN (A) ABOVE."

          You have advised the Company that you will make offers (the "Exempt
                                                                       ------
Resales") of the Series A Notes purchased hereunder on the terms set forth in
-------
the Offering Memorandum, as amended or supplemented, solely to persons whom you reasonably believe to be "qualified institutional buyers," as defined in Rule 144A under the Act ("QIBs"), and to a limited number of institutional
                     ----
"Accredited Investors" referred to in Rule 501(a)(1), (2), (3) or (7) under the Act (each, an "Accredited Investor"). The QIBs and the Accredited Investors are
               -------------------
referred to herein as the "Eligible Purchasers." You will offer the Series A
                           -------------------
Notes to such QIBs and Accredited Investors initially at a price equal to 50.931% of the principal amount thereof. Such price may be changed at any time without notice.

          Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement relating thereto (the "Registration Rights Agreement"), to be dated the Closing
                       -----------------------------
Date (as hereinafter defined), in substantially the form of Exhibit A hereto, for so long as such Series A Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth
                          ----------
therein, (i) a registration statement under the Act (the "Exchange Offer
                                                          --------------
Registration Statement") relating to the 14% Series B Senior Discount Notes due
----------------------
2006 (the "Series B Notes") to be offered in exchange for the Series A Notes
           --------------
(the "Exchange Offer"), and (ii) a shelf registration statement pursuant to Rule
      --------------
415 under the Act (the "Shelf Registration Statement") relating to the resale by
                        ----------------------------
certain holders of the Series A Notes, and to use their best efforts to cause such Registration Statements to be declared effective. This Purchase Agreement (this "Agreement"), the Securities, the Note Indenture and the Registration
       ---------
Rights Agreement are hereinafter sometimes referred to collectively as the

"Operative Documents."
--------------------

          2.   Agreements to Sell and Purchase.  On the basis of the
               -------------------------------
representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell to you, and Purchaser agrees to purchase from the Company, $162,000,000 principal amount of the Series A Notes. The purchase price for the the Series A Notes shall be $79,207,891.20 in the aggregate.

          3.   Delivery and Payment.  Delivery to the Purchasers of and payment
               --------------------
for the Series A Notes shall be made at 9:00 a.m., New York City time, on November 20, 1996 (the "Closing Date") at the offices of Ropes & Gray, located
                        ------------
in New York, NY, or such other time or place as you and the Company shall designate.

          One or more of the Series A Notes in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"),
                                                                     ---
having an aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs (collectively, the "Master Note") and one or more Series A Notes in definitive
                    -----------
form registered in such other names as you may request upon at least two business days' notice to the Company (the "Definitive Securities"), having an
                                           ---------------------
aggregate principal amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to Accredited Investors, shall be delivered by the Company to you (or as you direct), against payment by you of the purchase price therefor by wire transfer payable in immediately available (same day) funds to the order of the Company or as the Company may direct. The Master Note and Definitive Securities shall be made available to you for inspection not later than 9:30 a.m. on the business day immediately preceding the Closing Date.

          4.   Agreements of the Company.  The Company agrees with you as
               -------------------------
follows:

          (a) To advise you promptly and, if requested by the Purchaser, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offering or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (ii) of the happening of any event that makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, and if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption of any of the Series A Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

          (b) To furnish you, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments or supplements thereto, as you may reasonably request. The Company consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any such amendments and supplements thereto, by you in connection with Exempt Resales.

          (c) Not to amend or supplement the Preliminary Offering Memorandum or the Offering Memorandum prior to the Closing Date unless you shall previously have been advised thereof and shall not have reasonably objected thereto after being furnished a copy thereof. The Company shall promptly prepare, upon your request, any amendment or supplement to the Preliminary Offering Memorandum or the Offering Memorandum that may be necessary or advisable in connection with Exempt Resales.

          (d) If, after the date hereof and prior to consummation of any Exempt Resales, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of your counsel, it becomes necessary to amend or supplement the Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Offering Memorandum is delivered to an Eligible Purchaser which is a prospective purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, forthwith to prepare an appropriate amendment or supplement to the Offering Memorandum so that the statements therein as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Offering Memorandum will comply with applicable law. The cost of preparing any such amendment or supplement required more than six months after the Closing Date shall be borne by you.

          (e) To cooperate with you and your counsel in connection with the qualification of the Series A Notes under the securities or Blue Sky laws of such jurisdictions as you may request and to continue such qualification in effect so long as required for the Exempt Resales; provided, however, that the Company shall not be required in connection therewith to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or taxation, other than as to matters and transactions relating to the Exempt Resales, in any jurisdiction where it is not now so subject.

          (f) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, to pay all costs, expenses, fees and taxes incident to and in connection with:
     (i) the preparation, printing, filing and distribution of the Preliminary Offering Memorandum and the Offering Memorandum (including, without limitation, financial statements and exhibits) and, except as provided in
     Section 4(d), all amendments and supplements thereto, (ii) the preparation (including, without limitation, word processing and duplication costs) and delivery of this Agreement and the other Operative Documents and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith and with the Exempt Resales, (iii) the issuance and delivery by the Company of the Securities, (iv) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, the reasonable fees and disbursements of your counsel relating to such registration or qualification), (v) furnishing such copies of the Preliminary Offering Memorandum and the Offering Memorandum, and all amendments and supplements thereto, as may be reasonably requested for use in connection with Exempt Resales, (vi) the preparation of certificates for the Securities (including, without limitation, printing and engraving thereof), (vii) the fees, disbursements and expenses of the Company's counsel and accountants,
     (viii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in the National Association of Securities Dealers, Inc. ("NASD") Automated Quotation System - PORTAL ("PORTAL"),
                     ----                                         ------
     (ix) all fees and expenses (including fees and expenses of counsel) of the Company in connection with approval of the Securities by DTC for "book-entry" transfer and (x) the performance by the Company of its other obligations under this Agreement and the other Operative Documents.

          (g) To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Memorandum under the caption "Use of Proceeds."

          (h) Not to voluntarily claim, and to resist actively any attempts to claim, the benefit of any usury laws against the holders of any Securities.

          (i)  [Intentionally Omitted]

          (j) Not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to you or Eligible Purchasers of the Series A Notes.

          (k) For so long as any of the Securities remain outstanding and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange
                                                                    --------
     Act"), to make available to any QIB or beneficial owner of Series A Notes
     ---
     in connection with any sale thereof and any prospective purchaser of such Series A Notes from such QIB or beneficial owner, the information required by Rule 144A(d)(4) under the Act.

          (l) To cause the Exchange Offer to be made in the appropriate form to permit registration of the Series B Notes to be offered in exchange for the Series A Notes and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

          (m) To comply with all of its agreements set forth in the Registration Rights Agreement, and all agreements set forth in the representation letter of the Company to DTC relating to the approval of the Securities by DTC for "book-entry" transfer.

          (n) To use its best efforts to effect the inclusion of the Series A Notes in PORTAL.

          (o) During a period of five years following the date of this Agreement, to deliver to you promptly upon their becoming available, copies of all current, regular and periodic reports filed by the Company with the Commission or any securities exchange or with any governmental authority succeeding to any of the Commission's functions.

          5.   Representations and Warranties.  (a)  The Company represents and
               ------------------------------
warrants to you   that:

               (i) The Preliminary Offering Memorandum and the Offering Memorandum have been prepared in connection with the Exempt Resales. The Preliminary Offering Memorandum and the Offering Memorandum do not, and any supplement or amendment to them will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph (i) shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) made in reliance upon and in conformity with information relating to you furnished to the Company in writing by you expressly for use therein. No stop order preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

               (ii) When the Series A Notes are issued and delivered pursuant to this Agreement, none of the Series A Notes will be of the same class (within the meaning of Rule 144A under the Act) as securities of the Company that are listed on a national securities exchange registered under Section 6 of the Exchange Act or that are quoted in a United States automated interdealer quotation system.

               (iii) The Company and each of its subsidiaries has been duly incorporated, is validly existing as a corporation in good standing under the laws of its respective jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum and is duly qualified and in good standing as a foreign corporation authorized to do business in each other jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the current or future consolidated financial position, stockholders' equity (deficit) or results of operation of the Company and its subsidiaries taken as one enterprise (a "Material Adverse Effect").
                             -----------------------

               (iv) Each "significant subsidiary" of the Company, as defined in Rule 1-01 of Regulation S-X of the Act, is listed on Schedule I hereto. The Company directly owns all of the issued and outstanding capital stock and other securities evidencing equity ownership of IHF Holdings, Inc. and owns, directly or indirectly through other subsidiaries, 100% of the outstanding capital stock or other securities evidencing equity ownership of each such significant subsidiary, free and clear of any security interest, claim, lien, limitation on voting rights or encumbrance (other than as described in the Offering Memorandum), except for directors' qualifying shares and shares of preferred stock of IHF Holdings, Inc. ("Holdings Preferred
                                                            ------------------
          Stock") which would have an aggregate liquidation preference of
          -----
          approximately $45.4 million at November 30, 1996 and options to purchase shares of Holdings Preferred Stock which would have an aggregate liquidation preference of approximately $5.1 million at November 30, 1996, which shares of Holdings Preferred Stock and options will be acquired by the Company with a portion of the proceeds of the sale of the Series A Notes; and all of such securities have been duly authorized, validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights. Except as described in the preceding sentence, there are no outstanding subscriptions, rights, warrants, calls, commitments of sale or options to acquire, or instruments convertible into or exchangeable for, any such shares of capital stock or other equity interest of such subsidiaries. There are no outstanding advances to IHF Holdings, Inc. made by the Company, and IHF Holdings, Inc. does not have any indebtedness owing to the Company.

               (v) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Note Indenture, the Registration Rights Agreement and the other Operative Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, including, without limitation, the corporate power and authority to issue, sell and deliver the Series A Notes as provided herein and therein.

               (vi) This Agreement has been duly and validly authorized, executed and delivered by the Company and is the legally valid and binding agreement of the Company, enforceable against it in accordance with its terms.

               (vii) The Note Indenture has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Note Indenture, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

               (viii) The Series A Notes have been duly and validly authorized for issuance and sale to you by the Company pursuant to this Agreement and, when issued and authenticated in accordance with the terms of the Note Indenture and delivered against payment therefor in accordance with the terms hereof, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture. The Series A Notes, when issued, authenticated and delivered, will conform to the description thereof in the Offering Memorandum.

               (ix) The Series B Notes have been duly and validly authorized for issuance by the Company, and when issued and authenticated in accordance with the terms of the Note Indenture, the Registration Rights Agreement and the Exchange Offer, will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Note Indenture.

               (x) The Registration Rights Agreement has been duly and validly authorized by the Company and, when duly executed and delivered by the Company, will be the legally valid and binding obligation of the Company, enforceable against it in accordance with its terms. The Registration Rights Agreement, when executed and delivered, will conform to the description thereof in the Offering Memorandum.

               (xi) Neither the Company nor any of its subsidiaries is in violation of its respective charter or bylaws or is in default in the performance of any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties is subject, or is in violation of any law, statute, rule, regulation, judgment or court decree applicable to the Company, any of its subsidiaries or their assets or properties, except for such violations or defaults that would not individually or in the aggregate have a Material Adverse Effect. There exists no condition that, with notice, the passage of time or otherwise, would constitute such a default under any such document or instrument.

               (xii) The execution, delivery and performance by the Company of this Agreement and the other Operative Documents to which it is a party, the issuance and sale of the Series A Notes, and the consummation of the transactions contemplated hereby and thereby will not violate, conflict with or constitute a breach of any of the terms or provisions of, or a default under (or an event that with notice or the lapse of time, or both, would constitute a default), or require consent under, or result in the imposition of a lien or encumbrance on any properties of the Company or any of its subsidiaries, or an acceleration of indebtedness pursuant to, (i) the charter or bylaws of the Company or any of its subsidiaries, (ii) any bond, debenture, note, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them or their property is or may be bound, (iii) any statute, rule or regulation applicable to the Company, any of its subsidiaries or any of their assets or properties, or (iv) any judgment, order or decree of any court or governmental agency or authority having jurisdiction over the Company, any of its subsidiaries or their assets or properties, except for such conflicts, breaches, violations or defaults that would not have a Material Adverse Effect, and other than under the Credit Agreement (as defined in the Note Indenture), with respect to which the Company agrees to obtain all necessary consents or waivers prior to the Closing Date. No consent, approval, authorization or order of, or filing, registration, qualification, license or permit of or with, any court or governmental agency, body or administrative agency is required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, except such as have been obtained and made (or, in the case of the Registration Rights Agreement, will be obtained and made) under the Act, the Trust Indenture Act of 1939, as amended (the "Trust
                                                                           -----
          Indenture Act") and state securities or Blue Sky laws and regulations
          -------------
          or such as may be required by the NASD. No consents or waivers from any other person are required for the execution, delivery and performance of this Agreement and the other Operative Documents and the consummation of the transactions contemplated hereby and thereby, other than such consents and waivers as have been obtained (or, in the case of the Registration Rights Agreement, will be obtained).

               (xiii) Other than as set forth in the Offering Memorandum, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the best of the Company's knowledge, threatened or contemplated to which the Company or any of its subsidiaries is or may be a party or to which the business or property of the Company or any of its subsidiaries is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency or that has been proposed by any governmental body, (iii) no injunction, restraining order or order of any nature by a federal or state court or foreign court of competent jurisdiction to which the Company or any of its subsidiaries is or may be subject issued that, in the case of clauses (i), (ii) and (iii) above, (x) could reasonably be expected to be determined adversely to the Company or any of its subsidiaries, and singly or in the aggregate, would, if so determined, have a Material Adverse Effect,
          (y) would interfere with or adversely affect the issuance of the Series A Notes or (z) in any manner draw into question the validity of this Agreement, the Note Indenture, the Registration Rights Agreement or any other Operative Document.

               (xiv) Other than as set forth in the Offering Memorandum, no action has been taken and no statute, rule or regulation or order has been enacted, adopted or issued by any governmental agency that prevents the issuance of the Securities; no injunction, restraining order or order of any nature by a federal or state court of competent jurisdiction has been issued that prevents the issuance of the Series A Notes or suspends the sale of the Series A Notes in any jurisdiction referred to in Section 4(e) hereof; and no action, suit or proceeding is pending against or affecting or, to the best knowledge of the Company and any of its subsidiaries, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official which, if adversely determined, would prohibit, interfere with or adversely affect the issuance or marketability of the Series A Notes or in any manner draw into question the validity of any Operative Document; and every request of any securities authority or agency of any jurisdiction for additional information has been complied with in all material respects.

               (xv) The Company and its subsidiaries have obtained all permits, consents and authorizations required to be obtained by them under laws or regulations relating to the protection of the environment or concerning the handling, storage, disposal or discharge of toxic materials (collectively, "Environmental Laws") except where
                                             ------------------
          the failure to do so would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and any such permits, consents and authorizations remain in full force and effect. The Company and its subsidiaries are in compliance with the Environmental Laws in all respects except where the failure to be in such compliance would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and there is no pending or, to the Company's or its subsidiaries' knowledge, threatened, action or proceeding against the Company or its subsidiaries alleging violations of the Environmental Laws.

               (xvi) Each of the Company and its subsidiaries has good and marketable title to all of the properties and assets owned by them as reflected in the Company's financial statements as described in the Offering Memorandum as owned by it, free and clear of all liens, charges, encumbrances and restrictions, except such as are described in the Offering Memorandum or are not material and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Any real property and buildings held under lease by the Company or any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company and its subsidiaries.

               (xvii) Each of the Company and its subsidiaries owns or possesses adequate licenses or rights to use patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") necessary to conduct the
                              ---------------------
          business now or proposed to be conducted by them as described in the Offering Memorandum, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which could reasonably be expected to have a Material Adverse Effect. The use of the Intellectual Property in connection with the business and operations of the Company and its subsidiaries does not, to the knowledge of the Company or its subsidiaries, infringe on the rights of any person, which infringement or conflict could result in a Material Adverse Effect.

               (xviii) Neither the Company nor any of its subsidiaries is (i) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), or (ii) a "holding company" or
                        ----------------------
          a "subsidiary company" or an "Affiliate" of a holding company within the meaning of the Public Utility Holding Company Act of 1935, as amended, or analogous foreign laws or regulations.

               (xix) There are no holders of securities of the Company who, by reason of the execution by the Company of this Agreement or any other Operative Document to which it is a party or the consummation of the transactions contemplated hereby and thereby, have the right to request or demand that the Company register under the Act or analogous foreign laws and regulations securities held by them.

               (xx) The authorized, issued and outstanding capital stock of the Company has been duly and validly authorized and issued, is fully paid and nonassessable and was not issued in violation of or subject to any preemptive or similar rights. The Company and its subsidiaries had at August 31, 1996, on a pro forma basis giving effect only to the incorporation of the Company, an authorized and outstanding capitalization as set forth in the Offering Memorandum.

               (xxi) Neither the Company nor any of its subsidiaries has (i) taken, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of any security of the Company or any of its subsidiaries to facilitate the sale or resale of the Series A Notes or (ii) since the date of the Preliminary Offering Memorandum (A) sold, bid for, purchased or paid any person any compensation for soliciting purchases of, the Series A Notes or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company or any of its subsidiaries, other than as contemplated by this Agreement.

               (xxii) No registration under the Act of the Series A Notes is required for the sale of the Series A Notes to the Purchaser as contemplated hereby or for the Exempt Resales assuming (i) that the purchasers who buy the Series A Notes in the Exempt Resales are either QIBs or Accredited Investors (up to a maximum of 35 such Accredited Investors) and (ii) the accuracy of the Purchasers' representations regarding the absence of general solicitation in connection with the sale of Series A Notes to the Purchaser and the Exempt Resales contained herein. No form of general solicitation or general advertising was used by the Company or any of its representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Series A Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

               (xxiii) Set forth on Schedule II hereto is a list of each employee pension or benefit plan with respect to which the Company or any corporation considered an affiliate of the Company within the meaning of Section 407(d)(7) of ERISA (an "Affiliate") is a party in
                                                     ---------
          interest or disqualified person. The execution and delivery of this Agreement, the other Operative Documents and the sale of the Series A Notes to be purchased by the Eligible Purchasers will not involve any prohibited transaction within the meaning of Section 406 of ERISA or
          Section 4975 of the Internal Revenue Code of 1986. The representation made by the Company in the preceding sentence is made in reliance upon and subject to the accuracy of, and compliance with, the representations and covenants made or deemed made by the Eligible Purchasers as set forth in the Offering Memorandum under the Section entitled "Notice to Investors."

               (xxiv) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its date, and each amendment or supplement thereto, as of its date, contains all the information specified in, and meets the requirements of, Rule 144A(d)(4) under the Act.

               (xxv) Subsequent to the respective dates as of which information is given in the Offering Memorandum and up to the Closing Date, except as set forth in the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, which are material to the Company and its subsidiaries taken as a whole, nor entered into any transaction not in the ordinary course of business, there has not been, singly or in the aggregate, any material adverse change, or any development which may reasonably be expected to involve a material adverse change, in the properties, business, results of operations, condition (financial or otherwise), affairs or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse
                                                             ----------------

          Change") and there have not been dividends or distributions of any
          ------
          kind declared, paid or made by Company or any of its subsidiaries on any class of its capital stock.

               (xxvi) Neither the Company, nor any agent thereof acting on the behalf of any of them has taken, and none of them will take, any action that might cause this Agreement or the issuance or sale of the Series A Notes to violate Regulation G (12 C.F.R. Part 207), Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System or analogous foreign laws and regulations.

               (xxvii) The accountants who have certified or shall certify the financial statements and supporting schedules included or to be included as part of the Offering Memorandum are independent accountants as required by the Act and the rules and regulations of the Commission thereunder. The consolidated historical financial statements of the Company and its subsidiaries and Healthrider, Inc. and its subsidiaries, respectively, fairly present the consolidated financial condition and results of operations of the Company and its subsidiaries and Healthrider, Inc. and its subsidiaries, respectively, at the respective dates and for the respective periods indicated, in accordance with generally accepted accounting principles consistently applied throughout such periods, except as stated therein. Subject to the qualifications stated in the Offering Memorandum, the pro forma financial statements have been prepared on a basis consistent with such historical statements, except for the pro forma adjustments specified therein, and give effect to assumptions made on a reasonable basis and present fairly the historical and proposed transactions contemplated by this Agreement and the other Operative Documents. Subject to the qualifications stated in the Offering Memorandum, other financial and statistical information and data included in the Offering Memorandum, historical and pro forma, are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company and its subsidiaries and Healthrider, Inc. and its subsidiaries.

               (xxviii) The present fair saleable value of the assets of the Company exceeds the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of each such person as they become absolute and matured. The assets of the Company do not constitute unreasonably small capital to carry out its business as conducted or as proposed to be conducted. The Company does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature. Upon the issuance of the Series A Notes, the present fair saleable value of the assets of the Company will exceed the amount that will be required to be paid on or in respect of the existing debts and other liabilities (including contingent liabilities) of such person as they become absolute and matured. The assets of the Company, upon the issuance of the Series A Notes, will not constitute unreasonably small capital to carry out its business as now conducted, including the capital needs of the Company, taking into account the projected capital requirements and capital availability of the Company.

               (xxix) There are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or the Purchaser for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Series A Notes.

               (xxx) The provisions of the Note Indenture are sufficient to create a valid and enforceable security interest in favor of the Trustee, for the benefit of the holders of the Series A Notes and the Series B Notes, in all of the Company's right, title and interest in the Collateral (as defined in the Note Indenture) that is of the type in which a security interest can be created under Article 9 of the Uniform Commercial Code, as in effect in all applicable jurisdictions (the "Applicable UCC"), to the extent the Applicable UCC is applicable to the creation of such security interests. The delivery of the Collateral in which a security interest may be perfected by possession pursuant to the Applicable UCC to (and provided the same remains in the possession of) the Trustee will cause the Trustee to have a perfected security interest in such Collateral.

               (xxxi) When the Note Indenture is executed and delivered and the Collateral is delivered in connection therewith, the Trustee will have an enforceable and perfected security interest for the benefit of the Trustee and the holders of the Series A Notes and the Series B Notes, in the collateral consisting of "certificated securities" (as defined in Section 8-102 of the Applicable UCC) in which a security interest can be created under Article 8 (the "Pledged Securities"), to the extent the Applicable UCC is applicable to the creation and perfection of such security interests as a result of the delivery thereof to (and retention of possession thereof by) the Trustee. Assuming the Trustee takes the actions described in this paragraph, and takes the Collateral in good faith and without notice of any adverse claim as defined in Section 8-302(2) of the Applicable UCC, the Trustee will acquire an enforceable and perfected security interest in the Pledged Securities free of adverse claims for the benefit of the Trustee and the holders of the Series A Notes and Series B Notes.

          The Company acknowledges that the Purchaser and, for purposes of the opinions to be delivered to the Purchaser pursuant to Section 7 hereof, counsel to the Company and counsel to the Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consent to such reliance.

          (b) The Purchaser represents and warrants to the Company and agrees that:

               (i) Such Purchaser is a QIB, with such knowledge and experience in financial and business matters as are necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

               (ii) Such Purchaser (A) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction and (B) will be reoffering and reselling the Series A Notes only to QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A and to Accredited Investors in a private placement exempt from the registration requirements of the Act.

               (iii) No form of general solicitation or general advertising has been or will be used by such Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes, including, but not limited to, articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

               (iv) Such Purchaser agrees that, in connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer to sell the Series A Notes only to, QIBs and a total of no more than 35 Accredited Investors. Such Purchaser further agrees
          (A) that it will offer to sell the Series A Notes only to, and will solicit offers to buy the Series A Notes only from (1) QIBs who in purchasing such Series A Notes will be deemed to have represented and agreed that they are purchasing the Series A Notes for their own accounts or accounts with respect to which they exercise sole investment discretion and that they or such accounts are QIBs and (2) Accredited Investors who make the representations contained in, and execute and return to the Purchaser, a certificate in the form of Annex A attached to the Offering Memorandum and (B) that, in the case
          -------
          of such QIBs and Accredited Investors, acknowledges and agrees that such Series A Notes will not have been registered under the Act and may be resold, pledged or otherwise transferred only (x)(I) to a person who the seller reasonably believes is a QIB in a transaction meeting the requirements of Rule 144A, (II) in a transaction meeting the requirements of Rule 144, (III) to a foreign person in a transaction meeting the requirements of Rule 904 under the Act or (IV) in accordance with another exemption from the registration requirements of the Act (and based upon an opinion of counsel if the Company so requests), (y) to the Company, (z) pursuant to an effective registration statement under the Act and, in each case, in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction and (C) that the holder will, and each subsequent holder is required to, notify any purchaser from it of the security evidenced thereby of the resale restrictions set forth in
          (B) above.

               (v) Such Purchaser also understands that the Company and, for purposes of the opinions to be delivered to you pursuant to Section 7 hereof, counsel to the Company and counsel to the Purchaser will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

          6.   Indemnification.
               ---------------

          (a) The Company agrees to indemnify and hold harmless (i) the Purchaser and (ii) each person, if any, who controls (within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act) the Purchaser (any of the persons referred to in this clause (ii) being hereinafter referred to as a "controlling person"), and (iii) the respective officers, directors, partners, employees, representatives and agents of the Purchaser or any controlling person (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Person") to the fullest extent lawful, from and against
          ------------------
any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to any Indemnified Person) directly or indirectly caused by, related to, based upon, arising out of or in connection with any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to such Purchaser furnished in writing to the Company by such Purchaser expressly for use therein; provided that the foregoing indemnity agreement with respect to the Preliminary Offering Memorandum shall not inure to the benefit of the Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Series A Notes, or any person controlling such Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser to such person, at or prior to the written confirmation of the sale of the Series A Notes to such person, and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense. The Company shall notify you promptly of the institution, threat or assertion of any claim, proceeding (including any governmental investigation) or litigation in connection with the matters addressed by this Agreement which involves the Company or an Indemnified Person.

          (b)  Promptly after receipt by an Indemnified Person under paragraph
(a) above of notice of the commencement of any action or proceeding (including any governmental investigation or inquiry), such Indemnified Person shall, if a claim in respect thereof is to be made against the Company under such paragraph, promptly notify the Company in writing of the commencement thereof; but the omission so to notify the Company shall not relieve it from any liability that it may have to such Indemnified Person except to the extent that the omission to give such notice actually and materially prejudices the rights of the Company. In case any such action shall be brought against any Indemnified Person, and it shall notify the Company of the commencement thereof, the Company shall be entitled to participate in, and, to the extent that it shall wish, to assume the defense thereof, with counsel satisfactory to the Indemnified Person, and after notice from the Company to such Indemnified Person of its election so to assume the defense thereof, the Company shall not be liable to such Indemnified Person under such paragraph for any legal or other expenses subsequently incurred by such Indemnified Person in connection with the defense thereof (other than reasonable costs of investigation) unless (a) the Company has agreed to pay such fees and expenses or (b) the named parties to any such action or proceeding (including any impleaded parties) include both the Indemnified Person and the Company, and the Indemnified Person shall have been advised in writing by counsel that there may be one or more legal defenses available to such Indemnified Person which are different from or additional to those available to the Company (in which case, if such Indemnified Person notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceeding in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for such Indemnified Person and any other Indemnified Person, which firm (and local counsel if any) shall be designated in writing by such Indemnified Person). The Company shall not be liable for any settlement of any such action or proceeding effected without its prior written consent, which consent will not be unreasonably withheld, but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the Company agrees to indemnify and hold harmless such Indemnified Person from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the prior written consent of an Indemnified Person, settle or compromise or consent to the entry of judgement in or otherwise seek to terminate any pending or threatened action, claim, litigation or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto), unless such settlement, compromise, consent or termination includes an unconditional release of such Indemnified Person from all liability arising out of such action, claim, litigation or proceeding.

          (c) The Purchaser agrees to indemnify and hold harmless the Company, and its directors, officers and any person controlling (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company to each of the Indemnified Persons, but only with respect to claims and actions based on information relating to such Purchaser furnished in writing by such Purchaser to the Company expressly for use in the Offering Memorandum.

          The statements in the Offering Memorandum in "Plan of Distribution" and in "Notice to Investors" constitute the only information heretofore furnished to the Company in writing by the Purchaser expressly for use in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto.

          (d) If the indemnification provided for in this Section 6 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other hand from the offering of the Series A Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Purchaser, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the offering of the Series A Notes (net of commissions but before deducting expenses) received by the Company and the total commissions received by the Purchaser bear to the total price of the Series A Notes paid in the Exempt Resales, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault of the Company, on the one hand, and the Purchaser, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact related to information supplied by the Company, on the one hand, and the Purchaser, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnity set forth herein shall be in addition to any liability or obligation the Company may otherwise have to any Indemnified Person.

          The Company, and the Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6, neither the Purchaser nor any related Indemnified Persons shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total discounts and commissions received by the Purchaser with respect to the Series A Notes, exceeds the amount of any damages which the Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          (e) The Company hereby designates the Corporation Service Company as their authorized agent upon whom process may be served in any action, suit or proceeding that may be instituted in any state or federal court in the State of New York by the Purchaser or any person controlling the

Purchaser asserting a claim for indemnification or contribution under or pursuant to this Section 7, and the Company will accept the jurisdiction of such court in such action, and waive, to the fullest extent permitted by applicable law, any defense based upon lack of personal jurisdiction or venue. A copy of any such process shall be sent or given to the Company at the address for notices specified in Section 10 hereof.

          7.   Conditions of Purchaser's Obligations.  The obligations of the
               -------------------------------------
Purchaser under this Agreement are subject to the satisfaction of each of the following conditions:

          (a) All of the representations and warranties of the Company contained in this Agreement shall be true and correct on the date hereof and on the Closing Date with the same force and effect as if made on and as of the date hereof and the Closing Date, respectively. The Company shall have performed or complied with all of the agreements herein contained and required to be performed or complied with by it at or prior to the Closing Date.

          (b) The Offering Memorandum shall have been printed and copies distributed to the Purchaser not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as to which you may agree, and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction referred to in Section 4(e) shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

          (c) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency which would, as of the Closing Date, prevent the issuance of any of the Series A Notes; no action, suit or proceeding shall be pending against or affecting or, to the knowledge of the Company, threatened against, the Company or any of its subsidiaries before any court or arbitrator or any governmental body, agency or official that, if adversely determined, would prohibit, interfere with or adversely affect the issuance of the Series A Notes or would have a Material Adverse Effect, or in any manner draw into question the validity of this Agreement, the Note Indenture, the Series A Notes or the Registration Rights Agreement; and no stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued.

          (d) Since the dates as of which information is given in the Offering Memorandum, (i) there shall not have been any material change, or any development that is reasonably likely to result in a material change, in the capital stock or the long-term debt, or material increase in the short-term debt, of the Company and its subsidiaries considered as a whole from that set forth in the Offering Memorandum, (ii) no dividend or distribution of any kind shall have been declared, paid or made by the Company or any of its subsidiaries on any class of its capital stock, and (iii) neither the Company nor any of its subsidiaries shall have incurred any liabilities or obligations, direct or contingent, that are material, individually or in the aggregate, to the Company and its subsidiaries, taken as a whole, and that are required to be disclosed on a balance sheet in accordance with generally accepted accounting principles and are not disclosed on the latest balance sheet included in the Offering Memorandum. Since the date hereof and since the dates as of which information is given in the Offering Memorandum, there shall not have been any Material Adverse Change.

          (e) You shall have received certificates, dated the Closing Date, signed by (i) the President or any Vice President and (ii) a principal financial or accounting officer of the Company confirming, as of the Closing Date, the matters set forth in paragraphs
     (a), (b), (c) and (d) of this Section 7.

          (f) You shall have received on the Closing Date an opinion (satisfactory to you and your counsel), dated the Closing Date, of Ropes & Gray, counsel for the Company, in the form of Exhibit A hereto. You shall also have received an opinion (reasonably satisfactory to you and your counsel), dated the Closing Date, of Reboul, MacMurray, Maynard & Kristol with respect to all matters involving New York law.

          (g) You shall have received an opinion (satisfactory to you and your counsel), dated the Closing Date, of Brad Bearnson, Esq., General Counsel for the Company, to the effect that:

               (i) To the best of such General Counsel's knowledge, the Company and its subsidiaries own or possess adequate licenses or other rights to use all trademarks, service marks and trade names necessary to conduct the business now or proposed to be conducted by them as described in the Offering Memorandum and the Company and its subsidiaries have not received any notice of infringement of or conflict with (and know of no such infringement of or conflict with) asserted rights of others with respect to any trademarks, service marks or trade names which could reasonably be expected to result in any material adverse effect upon the Company and its subsidiaries taken as one enterprise;

               (ii) To the best of such General Counsel's knowledge, the Company and its subsidiaries have obtained all permits, consents and authorizations required to be obtained by them under the Environmental Laws except where the failure to do so would not individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity (deficit) or results of operations of the Company and its subsidiaries taken as one enterprise, and any such permits, consents and authorizations remain in full force and effect. To the best of such General Counsel's knowledge, the Company and its subsidiaries are in compliance with the Environmental Laws in all respects except where the failure to be in compliance would not individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity (deficit) or results of operations of the Company and its subsidiaries taken as one enterprise, and there is no pending or, to the Company's or its subsidiaries' knowledge, threatened, action or proceeding against the Company and its subsidiaries alleging violations of the Environmental Laws; and

               (iii) To the best of such General Counsel's knowledge, neither the Company nor ICON Health & Fitness, Inc. is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound except for such violations or defaults that would not individually or in the aggregate have a material adverse effect on the current or future consolidated financial position, stockholders' equity (deficit) or results of operation of the Company and its subsidiaries taken as one enterprise.

          (h) You shall have received an opinion, dated the Closing Date, of Kaye, Scholer, Fierman, Hays & Handler, LLP, your counsel, in form and substance reasonably satisfactory to you, covering such matters as are customarily covered in such opinions.

          (i) At the time this Agreement is executed and delivered by the Company and on the Closing Date, you shall have received letters, substantially in the form previously approved by you, from Price Waterhouse LLP, Deloitte & Touche LLP and Arthur Andersen LLP, independent public accountants, with respect to the financial statements and certain financial information contained in the Offering Memorandum.

          (j) Kaye, Scholer, Fierman, Hays & Handler, LLP, shall have been furnished with such documents and opinions, in addition to those set forth above, as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 7 and in order to evidence the accuracy, completeness or satisfaction in all material respects of any of the representations, warranties or conditions herein contained.

          (k) Prior to the Closing Date, the Company shall have furnished to you such further information, certificates and documents as you may reasonably request.

          (l) The Company shall have entered into the Note Indenture and you shall have received counterparts, conformed as executed, thereof.

          (m) The Company shall have entered into the Registration Rights Agreement and you shall have received counterparts, conformed as executed, thereof.

          (n) The Purchaser shall have received a solvency opinion, dated the Closing Date, of American Appraisal Associates, in form satisfactory to the Purchaser and such opinion shall be accompanied by a letter addressed to the Purchaser entitling it to rely on such opinion.

          (o) The Company shall have obtained a consent under the Credit Agreement (as defined in the Note Indenture) in form and substance reasonably satisfactory to the Purchaser and the Company.

          All opinions, certificates, letters and other documents required by this Section 7 to be delivered by the Company will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you. The Company will furnish the Purchaser with such conformed copies of such opinions, certificates, letters and other documents as they shall reasonably request.

          8.   [Intentionally Omitted]

          9.   Effective Date of Agreement and Termination. This Agreement shall
               -------------------------------------------
become effective upon the execution hereof.

          This Agreement may be terminated at any time on or prior to the Closing Date by you by notice to the Company if any of the following has occurred: (i) subsequent to the date information is provided in the Offering Memorandum, any Material Adverse Change which, in your judgment, materially impairs the investment quality of any of the Series A Notes, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis or material adverse change in the financial markets of the United States or elsewhere, or any other substantial national or international calamity or emergency if the effect of such outbreak, escalation, calamity, crisis, material adverse change or emergency would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (iii) any suspension or limitation of trading generally in securities on the New York Stock Exchange or in the over-the-counter markets or any setting of minimum prices for trading on such exchange or markets, (iv) any declaration of a general banking moratorium by either federal or New York authorities, (v) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs that in your judgment has a material adverse effect on the financial markets in the United States, and would, in your judgment, make it impracticable or inadvisable to market any of the Series A Notes or to enforce contracts for the sale of any of the Series A Notes, (vi) the enactment, publication, decree, or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which, in your judgment, would have a Material Adverse Effect, or (vii) any securities of the Company or any of its subsidiaries shall have been downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

          The indemnities and contribution provisions and the other agreements, representations and warranties of the Company, its officers and directors and of the Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Series A Notes, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of either of the Purchaser or by or on behalf of the Company, the officers or directors of the Company or controlling person of the Company, (ii) acceptance of the Series A Notes and payment for them hereunder and (iii) termination of this Agreement.

          If this Agreement shall be terminated by the Purchasers pursuant to clauses (i) or (vii) of the second paragraph of this Section 9 or because of the failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse you for all out-of-pocket expenses (including the fees and disbursements of counsel) incurred by you. Notwithstanding any termination of this Agreement, the Company shall be liable for all expenses which it has agreed to pay pursuant to
Section 4(f) hereof.

          Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Purchaser, any Indemnified Person referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The terms "successors and assigns" shall not include a purchaser of any of the Series A Notes from any Purchaser merely because of such purchase.

          10.  Miscellaneous.  Notices given pursuant to any provision of this
               -------------
Agreement shall be addressed as follows: (a) if to the Company, 1500 South 1000 West, Logan, Utah 84321-8206, Attention: President, with a copy to Ropes & Gray, One International Place, Boston, Massachusetts 02110, Attention: Winthrop Minot, Esq., and (b) if to the Purchaser, 277 Park Avenue, New York, New York 10172,
Attention: Mr. Kirk Wortman, with a copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, Attention: Emanuel Cherney, Esq., or in any case to such other address as the person to be notified may have requested in writing.

          This Agreement shall be governed and construed in accordance with the internal laws of the State of New York. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

          Please confirm that the foregoing correctly sets forth the Agreement among the Company and the Purchaser.

                                        Very truly yours,

                                        ICON FITNESS CORPORATION


                                        By: /s/ S. Fred Beck
                                           -------------------------------------
                                           Name: S. Fred Beck
                                           Title: Treasurer



Accepted and agreed to as of
the date first above written:

DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION


By: /s/ Kirk B. Wortman
    -------------------------------
   Name: Kirk B. Wortman
   Title: Vice President

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